Exhibit 31.2

CERTIFICATION OF
VINCENT J. deSOSTOA, PRINCIPAL FINANCIAL OFFICER
OF SEABULK INTERNATIONAL, INC.
PURSUANT TO EXCHANGE ACT RULE 13a-14(a)

I, Vincent J. deSostoa, certify that:

     1. I have reviewed this Annual Report on Form 10-K/A of Seabulk International, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 20, 2005

/s/ VINCENT J. deSOSTOA

Vincent J. deSostoa
Senior Vice President and Chief Financial Officer